                                                                    EXHIBIT 10.9


                             GADZOOX NETWORKS, INC.

                       STEPHEN DALTON EMPLOYMENT AGREEMENT

        This Agreement is entered into as of May 30, 2002, (the "Effective Date") by and between Gadzoox Networks, Inc. (the "Company"), and Stephen Dalton ("Executive").

        1. Duties and Scope of Employment.

           (a) Positions and Duties. As of the Effective Date, Executive will serve as President and Chief Executive Officer of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

           (b) Board Membership. As long as Executive continues to serve as President and Chief Executive Officer of the Company, Executive will be nominated as a director.

           (c) Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.

        2. At-Will Employment. The parties agree that Executive's employment with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

        3. Compensation.

           (a) Base Salary. During the Employment Term, the Company will pay Executive as compensation for his services a base salary at the annualized rate of $275,000 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

        (b) For each of the fiscal quarters ending September 30, 2002 and December 31, 2002, Executive shall be eligible to receive a bonus equal to 25% of Executive's annual base salary based upon Executive's performance and the Company's attainment of objectives to be mutually agreed upon by Executive and the Board. For the periods of the Employment Period subsequent to December 31, 2002, Executive shall be eligible to receive bonuses based upon Executive's performance and the Company's attainment of objectives to be mutually agreed upon by Executive and the Board. The amount of such bonuses shall also be mutually agreed upon by Executive and the Board. Executive must be employed by the Company on the payment date of a given bonus to receive such bonus. The determination of whether Executive has attained the mutually agreed upon objectives, and the timing and amount, if any, of each such bonus shall be determined by the Board in its sole discretion.

           (c) Stock Option. As of the Effective Date, Executive will be granted a stock option, which will be, to the extent permitted by Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"), an "incentive stock option" (as defined in Section 422 of the Code), to purchase 800,000 shares of the Company's Common Stock at an exercise price equal to the closing sales price on the date of grant (the "Option"). Subject to the accelerated vesting provisions set forth herein and in the Change of Control Agreement (as defined below), the Option will vest ratably over 12 months with the first 1/12 of the shares subject to the option vesting on the first month anniversary of the date of this Agreement, subject to Executive's continued service to the Company on the relevant vesting dates. The Option will be subject to the terms, definitions and provisions of the Company's Amended and Restated 1993 Stock Plan (the "1993 Plan") and the stock option agreement by and between Executive and the Company (the "Option Agreement"), both of which documents are incorporated herein by reference. The Company and Executive have previously entered into 14 stock option agreements, dated January 19, 2000 (two separate agreements), May 25, 2000 (two separate agreements), July 14, 2000, July 24, 2000, October 27, 2000, December 17, 2001 (three separate agreements), May 1, 2001 (two separate agreements) and May 7, 2002 (two separate agreements), respectively (the "Prior Option Agreements"); granting Executive the option to purchase a total of 1,444,987 shares of the Company's common stock subject to the terms and conditions of the 1993 Stock Plan and 2000 Non-Statutory Stock Plan, as amended (the "2000 Plan").

        4. Employee Benefits. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

        5. Severance.

           (a) Involuntary Termination. If Executive's employment with the Company terminates other than voluntarily or for "Cause" (as defined in the Change of Control Agreement), and Executive signs and does not revoke a standard release of claims with the Company in substantially the form attached hereto as Exhibit A, then, Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of 12 months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies; (ii) the Company shall pay the group health, dental and vision plan continuation coverage premiums for Executive and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended through the lesser of (A) 12 months from the date of Executive's termination of employment, or (B) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer; and (iii) all equity awards from the Company then held by Executive shall partially accelerate, or if the Executive is then holding unvested shares, Company's right to repurchase the then-unvested shares under each such equity award shall partially lapse, with respect to the number of shares under each such award that would have become vested or been released from such repurchase right under each respective equity award if Executive's employment with the Company had continued for an additional 12 months following Executive's effective termination date for reasons other than for Cause.

           (b) Voluntary Termination; Termination for Cause. Except as provided for in the Change of Control Agreement, if Executive's employment with the Company terminates voluntarily by Executive or for Cause by the Company, then
(i) all vesting under Executive's outstanding equity awards will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and
(ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

        6. Change of Control Benefits. Executive has previously entered into an Amended and Restated Change of Control Agreement, dated February 8, 2002, with the Company (the "Change of Control Agreement") which agreement shall remain in full force and effect.

        7. Confidential Information. Executive has previously entered into the Confidential Information and Invention Assignment Agreement, dated January 19, 2000, with the Company (the "Confidential Information Agreement") which agreement shall remain in full force and effect.

        8. Conditional Nature of Severance Payments.

           (a) Noncompete. Executive acknowledges that the nature of the Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company during the 12 months following the termination of Executive's employment with the Company, it would be very difficult for Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 5 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

           (b) Non-Solicitation. Until the date 12 months after the termination of Executive's employment with the Company for any reason, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 5 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not either directly or indirectly soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person.

           (c) Understanding of Covenants. Executive represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and
(ii) is fully aware of his obligations
hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

        9. Non-Solicitation. Until the date 12 months after the termination of Executive's employment with the Company for any reason, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 7 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not either directly or indirectly soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person. Executive represents that he (a) is familiar with the foregoing covenants not to compete and not to solicit, and (b) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

        10. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

        11. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent by a well established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

                If to the Company:

                Gadzoox Networks, Inc.
                5850 Hellyer Avenue
                San Jose, CA 95138
                Telephone No.: (408) 360-4950
                Facsimile No.:  (408) 360-4951
                Attention:  Chief Financial Officer

                If to Executive:

                at the last residential address known by the Company.

        12. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

        13. Arbitration.

            (a) General. In consideration of Executive's service to the Company, its promise to arbitrate all employment related disputes and Executive's receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive's service to the Company under this Agreement or otherwise or the termination of Executive's service with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the "Rules") and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

            (b) Procedure. Executive agrees that any arbitration will be administered by the American Arbitration Association ("AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration shall be held in Santa Clara County, California. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes or California Code of Civil Procedure. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $200.00 of any filing fees associated with any arbitration Executive initiates. Executive agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

            (c) Remedy. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Rules, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

            (d) Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or the Confidentiality Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or California Labor Code Section 2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

            (e) Administrative Relief. Executive understands that this Agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

            (f) Voluntary Nature of Agreement. Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Executive is waiving Executive's right to a jury trial. Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive's choice before signing this Agreement.

        14. Integration. This Agreement, together with the 1993 Plan, the 2000 Plan, the Option Agreement, the Prior Option Agreements, the Change of Control Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

        15. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

        16. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

        17. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.


                                      *****

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.



COMPANY:

GADZOOX NETWORKS, INC.



----------------------------------------           Date:  May __, 2002
Barbara Velline, Vice President and
Chief Financial Officer


EXECUTIVE:


                                                   Date:  May __, 2002

----------------------------------------
STEPHEN DALTON

                                    EXHIBIT A

                             GADZOOX NETWORKS, INC.

                         SEVERANCE AGREEMENT AND RELEASE

                                    RECITALS



        This Severance Agreement and Release ("Agreement") is made by and between Stephen Dalton ("Employee") and Gadzoox Networks, Inc., a Delaware corporation, ("Company") (collectively referred to as the "Parties"):

        WHEREAS, Employee was employed by the Company;

        WHEREAS, the Company and Employee entered into the Confidential Information and Invention Assignment Agreement, dated January 19, 2000 (the "Confidentiality Agreement");

        WHEREAS, the Company and Employee entered into the Amended and Restated Change of Control Agreement, dated February 8, 2002 (the "Change of Control Agreement");

        WHEREAS, the Company and Employee entered into the Employment Agreement, dated May __, 2002 (the "Employment Agreement");

        WHEREAS, the Company and Employee have entered into [LIST STOCK OPTION AGREEMENTS], granting Employee the option to purchase shares of the Company's common stock subject to the terms and conditions of the Company's Amended and Restated 1993 Stock Plan and 2000 Non-Statutory Stock Plan (the "Stock Agreements");

        WHEREAS, Employee's employment with the Company terminated, and Employee resigned as a director of the Company, on or around [DATE] (the "Termination Date");

        WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee's employment with, or separation from, the Company;

        NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

                                    COVENANTS

        1. Consideration.

           (a) Severance Payments. The Company agrees to pay Employee at the rate of $___________ per month, less applicable withholding and other taxes, for 12 months from the first regular payroll date following the Effective Date (the "Payment Period") in accordance with the Company's regular payroll practices. During the Payment Period, Employee will not be entitled to accrual of any employee benefits, including, but not limited to, vacation benefits, paid time off or bonuses.

           (b) Unemployment Benefits. Subsequent to the Payment Period, the Company will not contest unemployment benefits.

           (c) Stock. The Parties agree that for purposes of determining the number of shares of the Company's common stock which Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Employee will be considered to have vested on the Termination Date as to that number of shares as would otherwise have been vested on the 12-month anniversary of the Termination Date. A schedule of such vested options, after giving effect to the 12 month vesting acceleration contemplated by the previous sentence, is attached hereto as hereto and each of the Parties represents that the information on such schedule is accurate. The exercise of any stock options shall continue to be subject to the terms and conditions of the applicable Stock Agreements.

           (d) Benefits. Employee's health insurance benefits will cease at the end of [MONTH] 200_. The Company shall pay the group health, dental and vision plan continuation coverage premiums for Employee and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended through the lesser of (A) 12 months from the Termination Date, or (B) the date upon which Employee and his covered dependents are covered by similar plans of Employee new employer. Employee's participation in all other benefits and incidents of employment ceased on the Termination Date. Employee ceased accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Termination Date.

        2. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all of the Company's property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

        3. Payment of Salary. Contemporaneously with the execution and delivery of this Agreement, the Company is delivering and Employee hereby acknowledges receipt of a check in the amount of $________, and, giving effect to the receipt of such check, Employee hereby acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee, other than the above noted payments and benefits that may become due in the future under Sections 1(a) and 1(d) above.

        4. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

           (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

           (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

           (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

           (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code;

           (e) any and all claims for violation of the federal, or any state, constitution;

           (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

           (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

           (h) any and all claims for attorneys' fees and costs.

        The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

        Employee acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover and cease the severance benefits provided to Employee under this Agreement.

        5. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment

Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that

           (a) he should consult with an attorney prior to executing this Agreement;

           (b) he has up to 21 days within which to consider this Agreement;

           (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

           (d) this Agreement shall not be effective until the revocation period has expired; and,

           (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

        6. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee acknowledges that he had the opportunity to seek the advice of legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

        7. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

        8. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

        9. Confidentiality. The Parties acknowledge that Employee's agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Employee hereto agrees to use his best efforts to maintain in confidence: (a) the existence of this Agreement, (b) the contents and terms of this Agreement, (c) the consideration for this Agreement, and (d) any allegations relating to the Company or its officers or employees with respect to Employee's employment with the Company, except as otherwise provided for in this Agreement (hereinafter collectively referred to as "Settlement Information"). Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. The Parties agree that if Company proves that Employee breached this Confidentiality provision, it shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys' fees associated with the enforcement action, without regard to whether the Company can establish actual damages from the breach by Employee.

        10. No Cooperation. Employee agrees he will not act in any manner that could reasonably be expected to damage the business of the Company. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

        11. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company or tortious interference with the contracts and relationships of the Company. All inquiries by potential future employers of Employee will be directed to the Vice President, Human Resources. Upon inquiry, the Vice President, Human Resources shall only state the following: Employee's last position and dates of employment

        12. Noncompete. Employee acknowledges that the nature of the Company's business is such that if Employee were to become employed by, or substantially involved in, the business of a competitor of the Company during the 12 months following the termination of Employee's employment with the Company, it would be very difficult for Employee not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Employee agrees and acknowledges that Employee's right to receive the severance payments set forth in Section 1 (to the extent Employee is otherwise entitled to such payments) shall be conditioned upon Employee not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

        13. Non-Solicitation. Employee agrees that for a period of 12 months immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for himself or any other person or entity.

        14. Understanding of Covenants. Executive represents that he (a) is familiar with the foregoing covenants not to compete and not to solicit set forth in Sections 12 and 13, respectively, and (b) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

        15. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

        16. No Knowledge of Wrongdoing . Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

        17. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

        18. Indemnification. Employee agreed to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys' fees or expenses incurred by the Company arising out of the breach of this Agreement by Employee, or from any false representation made herein by Employee, or from any action or proceeding which may be commenced, prosecuted or threatened by Employee or for Employee's benefit, upon Employee's initiative, or with Employee's aid or approval, contrary to the provisions of this Agreement. Employee further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

        19. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee's obligations under this Agreement and the agreements incorporated herein by reference.

        20. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

        21. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

        22. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

        23. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee's relationship with the Company (including, but not limited to, the Change of Control Agreement and the Employment Agreement), with the exception of the Confidentiality Agreement and the Stock Agreements.

        24. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

        25. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

        26. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

        27. Attorneys' Fees In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

        28. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Agreement (the "Effective Date"), unless revoked by Employee within seven
(7) days after the date the Agreement was signed by Employee.

        29. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        30. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a) They have read this Agreement;

            (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

            (d) They are fully aware of the legal and binding effect of this Agreement.


                                      *****

        IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                             GADZOOX NETWORKS, INC.




Dated:                , 200                  By
       --------------                           -------------------------------
                                                Name:
                                                Title:


                                             STEPHEN DALTON, an individual


Dated:                , 200                  ----------------------------------
       --------------                        Stephen Dalton